                              FOREST OIL CORPORATION
                     STANDARD PURCHASE AGREEMENT PROVISIONS
                                 EQUITY SECURITIES
                      INCLUDING FORM OF PURCHASE AGREEMENT

                              FOREST OIL CORPORATION
                     STANDARD PURCHASE AGREEMENT PROVISIONS
                                 EQUITY SECURITIES

     From time to time, Forest Oil Corporation, a New York corporation (the "Company"), may enter into Purchase agreements that provide for the sale of designated equity securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this "Agreement". Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

     The Company proposes to issue and sell from time to time equity securities registered under the registration statement referred to in Section 1(a) ("Registered Securities"). The Registered New Securities referred to in
Schedule I of the Purchase Agreement are hereinafter referred to as the "Firm New Securities." The Purchase Agreement may provide for an additional number of Registered Securities (the "Additional New Securities") which the Purchasers may purchase on the terms and conditions set forth in the Agreement for the sole purpose of covering over-allotments. The Firm New Securities and the Additional New Secu-rities, if any, are referred to as the "New Securities." Such securities may be issued in one or more series, may have varying dividend and liquidation preferences, voting rights, redemption provisions and other terms, with all such terms for any particular series of the New Securities being determined at the time of the sale. The purchaser or purchasers, as the case may be, which agree to purchase the same are hereinafter referred to as the "Purchasers" of such New Securities. The terms "you" and "your" refer to those Purchasers who sign the Purchase Agreement either on behalf of themselves only or on behalf of themselves only or on behalf of themselves and as representatives of the several Purchasers named in Schedule I thereto ("Schedule I"), as the case may be, unless one or more of such Purchasers shall have been appointed representative ("Representative") of all of the Purchasers who sign the Purchase Agreement, in which case, the terms "you" and "your" shall mean such Purchaser acting in its capacity as Representative.

               1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, each Purchaser as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

          (a) The Company meets the requirements for use of Form S-3 under the New Securities Act of 1933, as amended (the

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                                     -3-


     "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form, including a related Prospectus, for the registration under the Act of the offering and sale of the New Securities. The Company has filed one or more amendments thereto, including the related Prospectus Supplement, each of which has previously been furnished to you. The registration statement has become effective.

          (b) To the best of the Company's knowledge, no order preventing or suspending the use of the Prospectus and Prospectus Supplement has been issued by the Commission. On the Effective Date, the Registration Statement did comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations thereunder. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, on the Effective Date, the Prospectus did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PRO-

     VIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus and Prospectus Supplement (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Purchaser through any Representative specifically for inclusion in or omission from the Registration Statement or the Prospectus and the Prospectus Supplement (or any supplement thereto).

          (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that a Purchase Agreement relating to the offer and sale of New Securities is executed and delivered by the parties hereto. The "Preliminary Prospectus Supplement" shall mean any preliminary prospectus supplement with respect to the offering of the New Securities. The "Prospectus Supplement" shall mean any prospectus supplement with respect to the offering of the New Securities. The "Prospectus" shall mean the form of prospectus relating to the New Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. "Rule 424" refers to such rule under the Act. Any reference herein to the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents (or any portions thereof) incorporated by reference therein pursuant to Item 12 of Form S-3 whether filed under the Exchange Act. Any reference herein to the Registration Statement, a Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (d) The only corporate subsidiaries of the Company are listed on an exhibit to the Company's most recent Annual Report on Form 10-K filed with Commission prior to the Execution Time and are each referred to herein as a "subsidiary" and are collectively referred to herein as the "subsidiaries".

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and each has the corporate power and authority to own its properties and conduct its business as described in the Prospectus and the Prospectus Supplement, and has been duly qualified as a foreign corporation and is in good standing under the laws of each other jurisdiction in which its own-ership or leasing of its properties or its conduct of its material business makes such qualification necessary, except to the extent that any failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (f) The issuance and sale of the New Securities to be sold by the Company under this Agreement do not result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (i) the Restated Certificate of Incorporation or Bylaws of the Company or its subsidiaries, (ii) any bond, debenture, note, loan agreement, indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its subsidiaries is now a party or by which any of them is bound, or (iii) any order of any court or governmental agency or authority entered in any proceeding to which the Company or its subsidiaries was or is now a party or by which either of them is bound, which default or breach would have a material adverse effect on the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

     (g) Neither the Company, nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and Prospectus Supplement; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus and the Prospectus Supplement, there has not been any material increase in the long-term debt of the Company or any of its subsidiaries.

     (h) The Company has all requisite corporate power and authority to enter into this Agreement, to issue, sell and deliver the New Securities as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company. Each consent, approval, authorization, order, declaration or filing by or with any governmental agency or body necessary for the offer and sale of the New Securities and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, have been made or ob-tained, except such as may be necessary to make the Registration Statement remain effective under the Act and to qualify the New Securities for public offering by you under state securities or Blue Sky laws or by the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution of the New Securities by the Purchasers.

     (i) The actual and as adjusted capitalization of the Company is as set forth under the heading "Capitalization" in the Prospectus Supplement; the issued shares of capital stock of the Company conform to the description thereof in the Prospectus and Prospectus Supplement and have been duly authorized and validly issued and are fully paid and nonassessable; all outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and (except as described in the Registration Statement) are owned directly by the Company or by another subsidiary of the Company free and clear of any liens, encumbrances, equities or claims.

     (j) The New Securities to be issued and sold by the Company to the Purchasers hereunder have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable and will conform to the description thereof in the Prospectus and Prospectus Supplement and will not have been issued in violation of or subject to any preemptive rights or rights of first refusal. The shares of Common Stock initially to be reserved for issuance and to be issued upon conversion of the New Securities have been duly authorized and are sufficient in number for the conversion of all the New Securities at the initial conversion price or rate, as the case may be (prior to any adjustment in such rate or price, as the case may be, pursuant to the terms thereof) and such shares of Common Stock, when so issued upon conversion (assuming a conversion price in excess of the par value of the shares of Common Stock) in accordance with the Certificate of Amendment applicable thereto, will be duly and validly issued, fully paid and non-assessable.*

     (k) Except as described in the Registration Statement, there are no options, warrants, agreements, preemptive rights, conversion rights, contracts or other rights in existence to purchase or acquire from the Company any shares

----------------
*This sentence applicable if New Securities are convertible into Common Stock.

of the capital stock or securities or obligations convertible into, or any contracts or commitments to issue or sell shares of capital stock or any such rights or other securities of the Company. The descriptions of the Company's retirement savings plans, stock option, stock purchase and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, as set forth in the Prospectus and Prospectus Supplement, are accurate and fair summaries of such plans, arrangements, options and rights.

     (l) There are no legal, regulatory, administrative or governmental actions, suits or proceedings pending to which the Company or any of its subsidiaries or any of their officers is a party or of which any properties of the Company or any of its subsidiaries is the subject except as set forth in the Prospectus and Prospectus Supplement, or as individually or in the aggregate, do not now have and are not reasonably expected in the future to have any material adverse effect in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by any of such governmental, regulatory or administrative authorities or others and there are no agreements, contracts, leases or documents of the Company or any of its subsidiaries that are required to be described in the Prospectus and Prospectus Supplement or to be filed as exhibits to the Registration Statement by the Act or the Exchange Act or the rules and regulations thereunder which have not been described in all materials respects in the Prospectus and Prospectus Supplement or filed as exhibits to the Registration Statement.

     (m) All material agreements to which the Company or any of its subsidiaries is a party and which are required to be described in the Registration Statement or the Prospectus and Prospectus Supplement are described therein. The Company is not in breach of or in violation under any of the material terms or provisions of, or in default under, (i) any material contract, indenture, mortgage, deed of trust, permit, license, note agreement or other material agreement or material instrument to which the Company is a party or by which any of its properties are bound, (ii) its Restated Certificate of Incorporation or Bylaws, or (iii) any order, judgment, statute, rule or regulation of any court or governmental, administrative or regulatory agency or body having jurisdiction over the Company or any of its properties, except as may be properly described in the Prospectus and Prospectus Supplement or such as individually or in the aggregate do not now have and are not reasonably expected to have a material adverse effect upon the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

     (n) The Company has obtained the agreement of each of the Company's directors and executive officers that such persons will not, for a period set forth in the Prospectus Supplement after the date of the Prospectus Supplement, offer to sell, contract to sell or otherwise sell (including without limitation in a short sale), grant any option to purchase, or dispose of any shares of any equity stock of the Company, any options or warrants to purchase any shares of any equity stock of the Company, or any securities convertible into or exchangeable for shares of any equity stock of the Company, without the prior written consent of the Representative except the Company may issue securities pursuant to the Company's retirement savings, stock option or other benefit or incentive plans maintained for its officers, directors or employees.

     (o) The Company has not taken and will not take, directly or indirectly, prior to the earlier of 90 days from the date of this Agreement and the termination of the Purchase syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

     (p) KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the Exchange Act and the rules and regulations of the Commission thereunder.

      (q) The consolidated financial statements of the Company (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus and Prospectus Supplement present fairly in all material respects the condition (financial or other) and results of operations of the Company and its consolidated subsidiaries, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as set forth in the notes to such financial statements and except to the extent that certain footnote disclosures regarding the unaudited financial statements have been omitted in accordance with the applicable rules of the Commission. The amounts included in the Registration Statement and the amounts in the Prospectus and Prospectus Supplement under the captions "Prospectus Summary--Summary Financial and Operating Data" and "Selected Financial and Operating Data" fairly present, in all material respects, the information shown therein and have been determined on a basis consistent with the financial statements included in the Registration Statement and the Prospectus and Prospectus Supplement.

     2. DELIVERY AND PAYMENT. Delivery of and payment for the Firm New Securities shall be made at 9:00 AM, New York City time, on the date set forth in the Purchase Agreement, or such later date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Firm New Securities being herein called the "Closing Date"). Delivery of the Firm New Securities shall be made to the Representative for the respective accounts of the several Purchasers against payment by the several Purchasers through the Representative of the purchase price thereof to or upon the order of the Company in the manner specified in the Purchase Agreement. Delivery of the Firm New Securities shall be made at such location as the Representative shall reasonably designate at least one business day in advance of the Closing Date and payment for the New Securities shall be made at the place specified in the Purchase Agreement. Certificates for the New Securities shall be registered in such names and in such denominations as the Representative may request not less than three full business days in advance of the Closing Date.

     The Company agrees to have the Firm New Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

     If there are any Additional New Securities, the Purchasers shall also have the option to purchase, severally and not jointly, from the Company, ratably in accordance with the number of shares of Firm New Securities to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional New Securities, if any, as may be necessary to cover over-allotments made in connection with the offering of the Firm New Securities, at the same purchase price per share to be paid by the Purchasers to the Company for the Firm New Securities, all subject to the terms and conditions set forth in this Agreement. This option may be exercised at any time (but not more than once) on or before the thirtieth day following the date hereof, by your written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional New Securities as to which the option is being exercised, and the date and time when the Additional New Securities are to be delivered such date and time being herein referred to as the "Additional Closing Date"); PROVIDED, however, that the Additional Closing Date shall not be earlier than the Closing Date nor earlier than the business day after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised. The number of shares of Additional New Securities to be sold to each Purchaser shall be the number which bears the same proportion to the aggregate number of shares of Additional New Securities being purchased as the number of shares of Firm New Securities set forth opposite the name of such Purchaser on Schedule I to the Purchase Agreement bears to the total number of shares of Firm New Securities (subject, in each case, to such adjustment as you may determine to eliminate fractional shares.)

     Payment of the purchase price for the Additional New Securities, if any, shall be made on the Additional Closing Date in the same manner and at the same office as the pay-ment for the Firm New Securities. The Company agrees to make available to you for inspection and packaging at the place set forth in the Purchase Agreement, at least one full business day prior to the Additional Closing Date, the Additional New Securities so to be delivered in good delivery form and in such denominations and registered in such names as you shall have requested, all such requests to have been made in writing at least three full business days prior to the Additional Closing Date, or if no such request is made, registered in the names of the several Purchasers as set forth in
Schedule I to the Purchase Agreement.

     The obligation of the Purchasers to purchase the Additional New Securities shall be conditioned upon receipt of the certificate pursuant to
Section 5(e) hereto and such other supplemented opinions, certificates and letters as you may reasonably request.

     3. OFFERING BY PURCHASERS. It is understood that the several Purchasers propose to offer the New Securities for sale to the public as set forth in the Prospectus and Prospectus Supplement.

     4. AGREEMENTS.  The Company agrees with the several Purchasers that:

     (a) Prior to the termination of the offering of the New Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus Supplement without your prior consent, which consent shall not be unreasonably withheld. The Company will promptly advise the Representative (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective,
(ii) when the Prospectus Supplement, and any supplement thereto, shall have been filed with the Commission pursuant to the Act, (iii) when, prior to termination of the offering of the New Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus Supplement or for any additional information,
(v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the New Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the New Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus and Prospectus Supplement as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus and Prospectus Supplement to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

     (c) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (d) The Company will furnish to the Representative and counsel for the Purchasers, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Purchaser a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by a Purchaser or dealer may be required by the Act, as many copies of each Prospectus, Preliminary Prospectus Supplement and Prospectus Supplement and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

     (e) The Company will arrange for the qualification of the New Securities for sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the New Securities; PROVIDED, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to file a general consent to service of process in any jurisdiction. The Company will pay the fee of the NASD in connection with its review of the offering, if any.

     (f) The Company will not, for the period set forth in the Prospectus Supplement following the Execution Time, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of equity securities or any securities convertible into, or exchangeable for, shares of equity securities; PROVIDED, HOWEVER, that the Company may issue equity securities
(x) pursuant to this Agreement, (y) pursuant to any stock option, retirement savings or other benefit or incentive plans maintained for the Company's officers, directors or employees, in effect at the Execution Time and (z) for the payment of regular dividends on the Company's $.75 Convertible Preferred Stock.

     (g) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement had become effective with the New Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus and Prospectus Supplement, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

     5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers to purchase the New Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and the Additional Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) If filing of the Prospectus Supplement, or any supplement thereto, is required pursuant to the Act, the Prospectus Supplement, and any such supplement, will be filed in the manner and within the time period required by the Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) The Company shall have furnished to the Representatives the opinion of Daniel L. McNamara, Esq., Corporate Counsel and Secretary for the Company, dated the Closing Date, to the effect that:

          (i) each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus and Prospectus Supplement, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or leasing of its material properties or its conduct of its material business makes such qualification necessary, except to the extent the failure, individually or in the aggregate, to be so qualified or in good standing could have a material adverse effect on the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole;

          (ii) all the outstanding shares of capital stock of the subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus and Prospectus Supplement, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

          (iii) the Company's authorized equity capitalization is as set forth in the Prospectus Supplement; the capital stock of the Company conforms to the description thereof contained in the Prospectus and Prospectus Supplement; all of the outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive or other rights to subscribe for the capital stock; the New Securities have been duly authorized, and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be validly issued, fully paid and nonassessable; based upon information provided by the NASD and assuming the New Securities are sold in the manner described in the Registration Statement, the New Securities are duly authorized for quotation on the

     Nasdaq National Market*; the certificates for the New Securities are in valid and sufficient form; and, except as otherwise set forth in the Prospectus and Prospectus Supplement, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the New Securities;]

          (iv) the shares of Common Stock of the Company initially issuable on conversion of the New Securities have been duly authorized by the Company, and, when issued on such conversion (assuming a conversion price in excess of the par value of the shares of Common Stock) in accordance with the Certificate of Amendment relating thereto will be duly authorized, validly issued, fully paid and nonassessable; the shares of Common Stock initially issuable upon conversion of the New Securities at the initial conversion price or rate, as the case may be, have been duly reserved for issuance upon such conversion and are sufficient in number for the conversion of all of the New Securities at the ini-

----------------------
* Revise or delete clause from opinion as appropriate.

     tial conversion price or rate, as the case may be (prior to any adjustments in such rate pursuant to the terms thereof);

          (v) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus and Prospectus Supplement, and there is no contract, agreement, lease, instrument, license or other document of a character required to be described in the Registration Statement or the Prospectus, and the Prospectus Supplement, or to be filed as an exhibit, which is not described or filed as required; and the statements in the Prospectus and Prospectus Supplement under the headings* fairly summarize the matters therein described;

          (vi) such counsel has no reason to believe that, at the Effective Date, the Registration Statement con-

----------------------
* Insert appropriate captions in opinion, if relevant.

     tained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and Prospectus Supplement include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (vii) this Agreement has been duly authorized, executed and delivered by the Company;

          (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and the distribution of the New Securities by the Purchasers, except such as have been obtained under the Act and such as may be required under the blue sky or foreign laws of any jurisdiction in connection with the purchase and distribution of the New Securities by the Purchasers, and by the NASD, and such other approvals (specified in such opinion) as have been obtained;

          (ix) neither the issuance, sale or delivery of the New Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfill-ment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law, rule or regulation (except that such counsel need not express any opinion with respect to any federal or state securities laws) or the Restated Certificate of Incorporation or Bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order, or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

          (x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of any laws other than the Business Corporation Law of the State of New York and the laws of any jurisdiction other than the United States to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he be-lieves to be reliable and who is satisfactory to counsel for the Purchasers and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus and Prospectus Supplement in this paragraph (b) include any supplements thereto at the Closing Date.

     (c) The Company shall have furnished to the Representatives the opinion of Vinson & Elkins L.L.P., counsel for the Company, dated the Closing Date, to the effect that:

          (i) the Registration Statement has become effective under the Act; any required filing of the Prospectus and Prospectus Supplement, and any supplements thereto, pursuant to the Act has been made in the manner and within the time period required by the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration
     Statement and the Prospectus and Prospectus Supplement (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of Form S-3, the Act and the Exchange Act and the respective rules and regulations thereunder; and such counsel has no reason to believe that, at the Effective Date, the Registration
     Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and Prospectus Supplement include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky or foreign laws of any jurisdiction in connection with the purchase and distribution of the New Securities by the Purchasers, and by the NASD, and such other approvals (specified in such opinion) as have been obtained; and

          (iii) neither the issuance, sale or delivery of the New Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law, rule or regulation (except that such counsel need not express any opinion with respect to any federal or state securities laws) or the Restated Certificate of Incorporation or Bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the

Prospectus and Prospectus Supplement in this paragraph (c) include any supplements thereto at the Closing Date.

     (d) The Representative shall have received from Cahill Gordon & Reindel, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the New Securities, the Registration Statement, the Prospectus and Prospectus Supplement (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (e) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and Prospectus Supplement, any supplement to the Prospectus Supplement and this Agreement and that:

          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date pursuant to this Agreement;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included in the Prospectus and Prospectus Supplement (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus and Prospectus Supplement (exclusive of any supplement thereto).

     (f) At the Closing Date, KPMG Peat Marwick LLP shall have furnished to the Representative a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Representative.

   (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus and Prospectus Supplement (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, the effect of which is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the New Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus and Prospectus Supplement (exclusive of any supplement thereto).

   (h) At the Closing Date, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company addressed to the Representative, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of equity securities beneficially owned by such person or any securities convertible into, or exchangeable for, shares of equity securities for a period specified in the Prospectus Supplement following the Execution Time without the prior consent of the Representative, other than shares of equity securities disposed of as bona fide gifts or by act of law.

   (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

   (j) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

   If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Secretary of the Company in writing or by telephone or telegraph confirmed in writing.

   The documents required to be delivered by this Section 5 shall be delivered at the office of Cahill Gordon & Reindel, counsel for the Purchasers, at 80 Pine Street, New York, New York, on the Closing Date.

   6. REIMBURSEMENT OF PURCHASERS' EXPENSES. If the sale of the New Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Purchasers, the Company will reimburse the Purchasers severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the New Securities.

 7. INDEMNIFICATION AND CONTRIBUTION.


(a) The Company agrees to indemnify and hold harmless each Purchaser, the directors, officers, employees and agents of each Purchaser and each person who controls any Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the New Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus Supplement or in the Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED,

HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser through the Representative specifically for inclusion therein; and PROVIDED, FURTHER, that such indemnity with respect to any preliminary prospectus supplement shall not inure to the benefit of the Purchaser (or any person controlling the Purchaser) from whom the person asserting any such loss, claim, damage or liability purchased the New Securities which are the subject thereof if such person did not receive a copy of the Prospectus Supplement (or the Prospectus Supplement as amended and supplemented) at or prior to the confirmation of the sale of such New Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus supplement was corrected in the Prospectus Supplement (or the Prospectus Supplement as amended or supplemented) provided that the Company shall have delivered the Prospectus Supplement, as amended or supplemented, to the Representative on a timely basis to permit such delivery.

This indemnity agreement will be in addition to any liability which the Company may otherwise have.

   (b) Each Purchaser severally agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Purchaser, but only with reference to written information relating to such Purchaser furnished to the Company by or on behalf of such Purchaser through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Purchaser may otherwise have.

   (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemni-fied party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchasers on the other from the offering of the New Securities; PROVIDED, however, that in no case shall any Purchaser (except as may be provided in any agreement among Purchasers relating to the offering of the New Securities) be responsible for any amount in excess of the Purchase discount or commission applicable to the New Securities purchased by such Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (after deducting expenses), and benefits re-ceived by the Purchasers shall be deemed to be equal to the total Purchase discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchasers. The Company and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the

Company, subject in each case to the applicable terms and conditions of this paragraph (d).

   8. DEFAULT BY AN PURCHASER. If any one or more Purchasers shall fail to purchase and pay for any of the New Securities agreed to be purchased by such Purchaser or Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the number of Firm New Securities set forth opposite their names in Schedule I to the Purchase Agreement bears to the aggregate number of Firm New Securities set forth opposite the names of all the remaining Purchasers) the New Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate number of Firm New Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the aggregate number of New Securities set forth in Schedule I to the Purchase Agreement, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the New Securities, and if such nondefaulting Purchasers do not purchase all the New Securities, this Agreement will terminate without liability to any non-defaulting Purchaser or the Company. In the event of a default by any Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus Supplement or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company and any nondefaulting Purchaser for damages occasioned by its default hereunder.

   9. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the New Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market (or on the principal exchange or market on which the Company's Common Stock is then traded) or trading in securities generally on the New York Stock or the Nasdaq National Market (or on the principal exchange or market on which the Company's Common Stock is then traded) shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market, (ii) a banking moratorium shall have been declared either by Federal or New

York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the New Securities as contemplated by the Prospectus and Prospectus Supplement (exclusive of any supplement thereto).

   10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the New Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

   11. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or telegraphed and confirmed to them, at the address set forth in the Purchase Agreement; or, if sent to the Company, will be mailed, delivered, or telegraphed and confirmed to it at 1600 Broadway, Suite 2200, Denver, Colorado 80202, Attention:
Daniel L. McNamara, Esq.

    12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

    13. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

 14. COUNTERPARTS. This Agreement may be executed in more than one counterpart each of which shall be deemed an original and each of which shall constitute one and the same instrument.

                        SECURITIES FOREST OIL CORPORATION
                              PURCHASE AGREEMENT
                               EQUITY SECURITIES

                                                              New York, New York
                                                                          [Date]

[Name(s) of Purchaser(s) or
Name(s) of Co-Manager(s), if any
 As Representative of the several
  Purchasers]
[Address]

Dear Sirs:

 Re:  Equity Securities covered by Registration Statement
      NO. 333-[     ] (THE "REGISTRATION STATEMENT")

Forest Oil Corporation, a New York corporation (the "Company"), subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, proposes and agrees to sell to each purchaser named in Schedule I hereto (together, the "Purchasers"), for whom you (the "Representative") are acting as representative, ________ shares of ________ $___ par value (the "Firm New Securities"). Each Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of $________ per share, the amount of the Firm New Securities set forth opposite such Purchaser's name in Schedule I hereto. The Firm New Securities will be offered as set forth in the Prospectus Supplement relating to such New Securities.

     The Company also proposes to grant to the Purchasers an option to purchase in the aggregate, up to an additional ________ shares of the New Securities, (the "Additional New Securities") at the same purchase price per share as above agreed. Said option may be exercised in whole or in part at any time (but not more than once), on or before the 30th day after the date of the Prospectus Supplement upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Additional New Securities as to which the several Purchasers are exercising the option and the settlement date.

     The New Securities will have the following terms:*

     [Dividend preferences:]

     [Liquidation preferences:]

     [Voting Rights]:

     [Redemption Provisions:]

     All of the provisions contained in the document entitled "Forest Oil Corporation Standard Purchase Agreement Provisions--Equity New Securities," a copy of which has been filed as Exhibit 1.1 to the Registration Statement and has been previously furnished to you, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

     The "Closing Date" (as defined in Section 2 of the aforementioned Standard Purchase Agreement Provisions) shall be ____________, ____.

     [The payment for the New Securities shall be made in ____________ funds.]

     [The place at which the New Securities shall be purchased shall be ___________.]

     [Notices to the [Purchasers] [Representative] shall be sent to the following addresses:]

     [We represent that we are authorized to act for the several Purchasers named in Schedule I hereto in connection with this financing and any action under this Agreement by any of us will be binding upon all the Purchasers.]


------------------------

* Complete, if applicable. To be either described in the Prospectus and Prospectus Supplement for the New Securities or included in this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Purchasers.

                                     Very truly yours,

                                     FOREST OIL CORPORATION

                                     By:
                                         -------------------------
                                         Name:
                                         Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[Name(s) of Purchaser(s) or
Name(s) of Representative, if any]


By:
    ------------------------------

By:
    ------------------------------

[For themselves and the other several
Purchasers named in Schedule I to the
foregoing agreement.]

                                  SCHEDULE I
                                                                 Number of Firm
                                                                 New Securities
Purchaser                                                        to be Purchased
---------                                                        ---------------
                                                                   $
                         Total.....................................   __________

                                                                       EXHIBIT A

                                   FOREST OIL CORPORATION
                         PUBLIC OFFERING OF EQUITY NEW SECURITIES


                                                                __________, ____

[Name(s) of Purchaser(s) or
Name(s) of Co-Manager(s), if any
  As Representative of the several Purchasers]


Dear Sirs:


     This letter is being delivered to you in connection with the Purchase Agreement (the "Purchase Agreement") between Forest Oil Corporation, a New York corporation (the "Company") and you as representative of a group of Purchasers named therein (collectively, the "Purchasers"), relating to an underwritten public offering of ____________, $__ par value (the "New Securities"), of the Company.

     In order to induce you and the other Purchasers to enter into the Purchase Agreement, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of New Securities beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of New Securities for a period of ____ days following the day on which the Purchase Agreement is executed without the prior consent of [_________________], other than shares of New Securities disposed of as bona fide gifts or by act of law.

     If for any reason the Purchase Agreement shall be terminated prior to the Closing Date (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

                                              Sincerely,

                                              ----------------------------

                                              Name:
                                                   -----------------------

                                              Title:
                                                     ---------------------

                                              Address:
                                                       -------------------